Exhibit 99.1
REALNETWORKS ANNOUNCES FIRST QUARTER 2021 FINANCIAL RESULTS

SEATTLE — May 12, 2021 -

RealNetworks, Inc. (Nasdaq: RNWK), a leader in AI-powered digital media software and solutions, today announced its financial results* for the first quarter ended March 31, 2021.

•Revenue of $15.9 million, driven by growth in AI-businesses offset by declines in some of the Company’s foundation businesses
•160% year-over-year revenue growth for SAFRTM driven by successes in the U.S. Federal market and in global commercial applications
•Net loss of $(10.6) million; adjusted EBITDA loss of $(3.0) million marking the seventh consecutive quarter of year-over-year improvement; adjusted EBITDA of $(2.4) million excluding Scener
•Completed public offering of common stock for approximately $20.3 million in net proceeds on April 29, 2021

Management Commentary
“2021 got off to a strong start at Real,” said Rob Glaser, Founder, Chairman, and Chief Executive Officer of RealNetworks. “We continued to progress in our strategic transformation to an AI-based company. Our first AI business, SAFR, grew approximately 160% year-over-year and our second AI business, KONTXT, grew 10% year-over-year. We told our AI story publicly for the first time to investors as part of our recent public offering, and as a result, raised approximately $20.3 million in net proceeds. These additional resources position us well to accelerate our AI efforts.”

First Quarter 2021 Financial Highlights from Continuing Operations
•Revenue was $15.9 million, down 10% compared to $17.6 million in the prior quarter and down 6% compared to $16.8 million in the prior year period.
•Revenue from key growth initiatives, SAFR and KONTXT, increased 160% and 10%, respectively, compared to the prior year period. SAFR and KONTXT together grew to represent 29% of total Mobile Services revenue for the first quarter of 2021.
•Gross profit margin was 77%, unchanged from the prior quarter and up from 76% in the prior year period.
•Operating expenses increased $10.3 million, or 127%, from the prior quarter and increased $0.9 million, or 5%, from the prior year period. Normalizing for certain one-time and non-cash items, operating expenses increased $1.2 million, or 8%, compared to the prior quarter and decreased $1.5 million, or 8%, from the prior year period. The increase in operating expenses compared to the fourth quarter of 2020 was primarily due to restructuring, fair value adjustments to the contingent consideration liability and higher stock-based compensation expenses.
•Net loss attributable to RealNetworks was $(10.4) million, or $(0.27) per diluted share, compared to net income of $6.1 million, or $0.16 per diluted share, in the prior quarter and a net loss of $(4.6) million, or $(0.12) per diluted share, in the prior year period. Included in net loss attributable to RealNetworks in the first quarter of 2021 was a loss of $4.3 million from the fair value adjustment to the Company’s interest in MelodyVR stock (now Napster Group PLC (LSE: “NAPS”)) and $3.2 million of restructuring.
•Adjusted EBITDA was a loss of $(3.0) million compared to a loss of $(0.9) million in the prior quarter and a loss of $(4.4) million in the prior year period. Adjusted EBITDA for the first quarter of 2021 excluding $600,000 of costs related to Scener was a loss of $(2.4) million.

•At March 31, 2021, the Company had $17.0 million in unrestricted cash and cash equivalents compared to $23.9 million at December 31, 2020 and $19.0 million at March 31, 2020. In April 2021, the Company strengthened its balance sheet with the closing of an underwritten public offering that resulted in net proceeds to the Company of approximately $20.3 million.

Business Outlook
For the second quarter ending June 30, 2021, RealNetworks expects to achieve the following results from continuing operations:

•Total revenue is expected to be in the range of $14.0 million to $15.5 million.
•Adjusted EBITDA loss is expected to be in the range of $(6.0) million to $(4.5) million, including Scener expenses of up to $750,000, and in the range of $(5.25) million to $(3.75) million, excluding Scener (which is in the process of being spun out).

As announced as part of the Company’s April 2021 public offering, RealNetworks’ management currently expects 2021 will be an investment year that will position the Company for double-digit revenue growth in 2022 and 2023.

Conference Call and Webcast Information
RealNetworks will host a conference call today to review its results and discuss its performance at approximately 4:30 p.m. ET / 1:30 p.m. PT. Participants may join the conference call by dialing 1-877-451-6152 (United States) or 1-201-389-0879 (International). A telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 pm ET on Wednesday, June 2, 2021, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13718557.

A live webcast will be available on RealNetworks’ Investor Relations site under the Events & Presentations section at http://investor.realnetworks.com and will be archived online upon completion of the conference call.

About RealNetworks
Building on a rich history of digital media expertise and innovation, RealNetworks has created a new generation of products that employ best-in-class artificial intelligence and machine learning to enhance and secure our daily lives. Real's portfolio includes SAFR, the world's premier computer vision platform for live video; KONTXT, an industry leading NLP (Natural Language Processing) platform for text and multi-media analysis; and leveraging its digital media expertise, a mobile games business focused on the large free-to-play segment. For information about all of our products, visit www.realnetworks.com.

About Continuing and Discontinued Operations and Non-GAAP Financial Measures
*This release refers to “continuing” and “discontinued” operations due to the completion of the sale of Napster, RealNetworks’ 84%-owned subsidiary, to MelodyVR Group PLC, which closed on December 30, 2020. Effective as of the August 25, 2020 announcement date, Napster has been treated as a discontinued operation for accounting and disclosure purposes; therefore, unless otherwise noted, results presented in this release relate to the continuing operations of RealNetworks, which exclude Napster.

To supplement RealNetworks' consolidated financial information presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and contribution margin by reportable segment, which management believes provide investors with useful information.

In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) from continuing operations to adjusted EBITDA and operating income (loss) by reportable segment to contribution margin by reportable segment.

The rationale for management's use of non-GAAP measures is included in the supplementary materials presented with the quarterly earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company's report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to our current expectations regarding our future growth, profitability, and market position, our financial condition and liquidity, our strategic focus and initiatives, product plans, agreements with partners, and expectations and contingencies relating to the sale of Napster. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements reflect our expectations as of today, and actual results may differ materially from the results predicted. Factors that could cause actual results for RealNetworks, on a consolidated basis, to differ from the results predicted include: our ability to realize operating efficiencies, growth and other benefits from the implementation of our growth initiatives and restructuring efforts; cash usage and conservation, and the pursuit of additional funding sources; successful monetization of our products and services; competitive risks; issues with the use of AI; potential outcomes and effects of claims and legal proceedings; risks associated with key customer or strategic relationships and business acquisitions and dispositions; challenges caused by the COVID-19 pandemic; disruptions in the global financial markets; volatility of our stock price; material asset impairment; continued declines in subscription revenue; difficulty recruiting and retaining key personnel; regulatory, tax, accounting, and cross-border risks; and risks related to our governance structure. More information about potential risk factors that could affect our business and financial results is included in RealNetworks' latest annual report on Form 10-K for year ended December 31, 2020, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, and revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. RealNetworks assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

For More Information:
Investor Relations for RealNetworks
Kimberly Orlando, Addo Investor Relations
310-829-5400
IR@realnetworks.com
RNWK-F

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended March 31,

	2021	2020

	(in thousands, except per share data)

Net revenue	$15,888	$16,822
Cost of revenue	3,679	4,104
Gross profit	12,209	12,718

Operating expenses:
Research and development	6,238	6,606
Sales and marketing	5,137	6,000
General and administrative	4,898	5,161
Fair value adjustments to contingent consideration liability	(1,040)	(300)
Restructuring and other charges	3,171	86

Total operating expenses	18,404	17,553

Operating loss	(6,195)	(4,835)

Other income (expenses):
Interest expense	(95)	—
Interest income	13	6
Loss on equity and other investments, net	(4,272)	—
Other income, net	104	238

Total other income (expenses), net	(4,250)	244

Loss from continuing operations before income taxes	(10,445)	(4,591)
Income tax expense	109	25

Net loss from continuing operations	(10,554)	(4,616)
Net loss from discontinued operations, net of tax	—	(73)
Net loss	(10,554)	(4,689)
Net loss attributable to noncontrolling interests of continuing operations	(106)	(53)
Net income attributable to noncontrolling interests of discontinued operations	—	6
Net loss attributable to RealNetworks	$(10,448)	$(4,642)

Net loss from continuing operations attributable to RealNetworks	$(10,448)	$(4,563)
Net loss from discontinued operations attributable to RealNetworks	—	(79)
Net loss attributable to RealNetworks	$(10,448)	$(4,642)

Net loss per share attributable to RealNetworks- Basic:
Continuing operations	$(0.27)	$(0.12)
Discontinued operations	—	—
Net loss per share attributable to RealNetworks- Basic	$(0.27)	$(0.12)

Net loss per share attributable to RealNetworks- Diluted:
Continuing operations	$(0.27)	$(0.12)
Discontinued operations	—	—
Net loss per share attributable to RealNetworks- Diluted	$(0.27)	$(0.12)

Shares used to compute basic net loss per share	38,502	38,229
Shares used to compute diluted net loss per share	38,502	38,229

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2021	December 31, 2020
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$17,015	$23,940
Trade accounts receivable, net	12,469	10,229
Deferred costs, current portion	262	196
Investments	5,693	9,965
Prepaid expenses and other current assets	3,833	3,480
Total current assets	39,272	47,810

Equipment and software	30,313	30,726
Leasehold improvements	2,745	2,776
Total equipment, software, and leasehold improvements	33,058	33,502
Less accumulated depreciation and amortization	31,381	31,631
Net equipment, software, and leasehold improvements	1,677	1,871

Operating lease assets	4,771	7,937
Restricted cash equivalents	1,630	1,630
Other assets	3,792	4,150
Deferred costs, non-current portion	71	74
Deferred tax assets, net	874	909
Goodwill	17,191	17,375

Total assets	$69,278	$81,756

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,448	$2,750
Accrued and other current liabilities	15,230	17,850
Deferred revenue, current portion	2,302	2,122
Total current liabilities	20,980	22,722

Deferred revenue, non-current portion	35	45
Deferred tax liabilities, net	1,101	1,129
Long-term lease liabilities	6,098	6,837
Long-term debt	2,902	2,895
Other long-term liabilities	2,171	2,241

Total liabilities	33,287	35,869

Total shareholders' equity	36,359	46,149

Noncontrolling interests	(368)	(262)

Total equity	35,991	45,887

Total liabilities and equity	$69,278	$81,756

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2021	2020
	(in thousands)

Cash flows from operating activities:
Net loss from continuing operations	$(10,554)	$(4,616)
Adjustment to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	204	280
Stock-based compensation	836	380
Loss on equity and other investments, net	4,272	—
Loss on impairment of operating lease assets	2,461	—
Foreign currency gain	(103)	(210)
Fair value adjustments to contingent consideration liability	(1,040)	(300)
Net change in certain operating assets and liabilities	(3,052)	(1,457)
Net cash used in operating activities - continuing operations	(6,976)	(5,923)
Net cash provided in operating activities - discontinued operations	—	1,299
Net cash used in operating activities	(6,976)	(4,624)
Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(56)	(80)
Net cash used in investing activities - continuing operations	(56)	(80)
Net cash used in investing activities - discontinued operations	—	(14)
Net cash used in investing activities	(56)	(94)
Cash flows from financing activities:
Proceeds from issuance of common stock (stock options)	468	—
Proceeds from issuance of preferred stock	—	10,000
Tax payments from shares withheld upon vesting of restricted stock	(110)	—
Net cash provided by financing activities - continuing operations	358	10,000
Net cash used in financing activities - discontinued operations	—	(2,404)
Net cash provided by financing activities	358	7,596
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(251)	(637)
Net (decrease) increase in cash, cash equivalents and restricted cash	(6,925)	2,241
Cash, cash equivalents, and restricted cash, beginning of period	25,570	22,179
Cash, cash equivalents, and restricted cash, end of period	18,645	24,420
Less: Cash, cash equivalents and restricted cash from discontinued operations	—	8,025
Cash, cash equivalents, and restricted cash from continuing operations, end of period	$18,645	$16,395

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2021	2020
	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Segment
Consumer Media (A)	$3,309	$3,384	$2,543	$3,159	$3,495
Mobile Services (B)	5,980	7,338	6,400	6,461	6,690
Games (C)	6,599	6,879	7,611	7,465	6,637
Total net revenue	$15,888	$17,601	$16,554	$17,085	$16,822

Net Revenue by Product
Consumer Media
- Software License (D)	$1,875	$1,593	$642	$1,702	$2,020
- Subscription Services (E)	818	867	892	898	929
- Product Sales (F)	438	625	193	261	222
- Advertising & Other (G)	178	299	816	298	324

Mobile Services
- Software License (H)	1,391	2,376	931	972	831
- Subscription Services (I)	4,589	4,962	5,469	5,489	5,859

Games
- Subscription Services (J)	2,528	2,589	2,705	2,730	2,770
- Product Sales (K)	3,163	3,315	3,874	3,712	2,978
- Advertising & Other (L)	908	975	1,032	1,023	889

Total net revenue	$15,888	$17,601	$16,554	$17,085	$16,822

Net Revenue by Geography
United States	$9,932	$10,893	$11,855	$10,742	$10,214
Rest of world	5,956	6,708	4,699	6,343	6,608
Total net revenue	$15,888	$17,601	$16,554	$17,085	$16,822

Net Revenue by Segment
(A) The Consumer Media segment primarily includes revenue from the licensing of our portfolio of video codec technologies. Also included is RealPlayer and related products, such as the distribution of third-party software products, advertising on RealPlayer websites, sales of RealPlayer Plus software to consumers, and consumer subscriptions such as RealPlayer Plus and SuperPass.
(B) The Mobile Services segment primarily includes revenue from SaaS services and sales of professional services provided to mobile carriers.
(C) The Games segment primarily includes revenue from player purchases of in-game virtual goods within our free-to-play games, mobile and PC games, online games subscription services, and advertising on games sites and social network sites.
Net Revenue by Product
(D) Software licensing revenue within Consumer Media includes revenues from licenses of our video codec technologies.
(E) Subscriptions revenue within Consumer Media includes revenue from subscriptions such as our RealPlayer Plus and SuperPass offerings.
(F) Product sales within Consumer Media includes sales of RealPlayer Plus software to consumers.
(G) Advertising & other revenue within Consumer Media includes distribution of third-party software products and advertising on RealPlayer websites.
(H) Software license revenue within Mobile Services includes revenue from our integrated RealTimes platform and our facial recognition platform, SAFR.
(I) Subscription services revenue within Mobile Services includes revenue from our messaging products, including Metcalf intercarrier messaging services and Kontxt, as well as ringback tones and related professional services provided to mobile carriers.
(J) Subscription services revenue within Games includes revenue from online games subscriptions.
(K) Product sales revenue within Games includes revenue from player purchases of in-game virtual goods, retail and wholesale games-related revenue, sales of mobile games.
(L) Advertising & other revenue within Games includes advertising on games sites and social network sites.

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations and Reconciliation to non-GAAP Contribution Margin
(Unaudited)

	2021	2020
	Q1	Q4	Q1
	(in thousands)
Consumer Media

Net revenue	$3,309	$3,384	$3,495
Cost of revenue	478	550	611
Gross profit	2,831	2,834	2,884

Gross margin	86%	84%	83%

Operating expenses	2,201	2,135	2,458
Operating income (loss), a GAAP measure	$630	$699	$426
Depreciation and amortization	16	17	13

Contribution margin, a non-GAAP measure	$646	$716	$439

Mobile Services

Net revenue	$5,980	$7,338	$6,690
Cost of revenue	1,492	1,736	1,696
Gross profit	4,488	5,602	4,994

Gross margin	75%	76%	75%

Operating expenses	6,145	5,940	7,588
Operating income (loss), a GAAP measure	$(1,657)	$(338)	$(2,594)
Depreciation and amortization	84	130	98

Contribution margin, a non-GAAP measure	$(1,573)	$(208)	$(2,496)

Games

Net revenue	$6,599	$6,879	$6,637
Cost of revenue	1,705	1,744	1,794
Gross profit	4,894	5,135	4,843

Gross margin	74%	75%	73%

Operating expenses	5,098	4,885	4,923
Operating income (loss), a GAAP measure	$(204)	$250	$(80)
Depreciation and amortization	76	72	138

Contribution margin, a non-GAAP measure	$(128)	$322	$58

Corporate

Cost of revenue	$4	$6	$3
Gross profit	(4)	(6)	(3)

Gross margin	N/A	N/A	N/A

Operating expenses	4,960	(4,843)	2,584
Operating income (loss), a GAAP measure	$(4,964)	$4,837	$(2,587)
Other expense, net	104	(227)	238
Foreign currency (gain) loss	(103)	305	(210)
Depreciation and amortization	28	28	31
Fair value adjustments to contingent consideration liability	(1,040)	(8,400)	(300)
Restructuring and other charges	3,171	1,432	86
Stock-based compensation	836	327	380

Contribution margin, a non-GAAP measure	$(1,968)	$(1,698)	$(2,362)

RealNetworks, Inc. and Subsidiaries
Reconciliation of Net income (loss) from continuing operations to adjusted EBITDA, a non-GAAP measure
(Unaudited)

	2021	2020
	Q1	Q4	Q1
	(in thousands)

Reconciliation of GAAP Net income (loss) from continuing operations to adjusted EBITDA:

Net income (loss) from continuing operations	$(10,554)	$5,972	$(4,616)
Income tax expense (benefit)	109	(551)	25
Interest expense	95	8	—
Interest income	(13)	(7)	(6)
(Gain) loss on equity and other investments, net	4,272	(201)	—
Foreign currency (gain) loss	(103)	305	(210)
Depreciation and amortization	204	247	280
Fair value adjustments to contingent consideration liability	(1,040)	(8,400)	(300)
Restructuring and other charges	3,171	1,432	86
Stock-based compensation	836	327	380
Adjusted EBITDA, a non-GAAP measure	$(3,023)	$(868)	$(4,361)